UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2008
FISHER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22439	91-0222175

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fourth Avenue, N., Suite 510 Seattle, Washington (Address of Principal Executive Offices)	98109 (Zip Code)
Registrant’s telephone number, including area code: (206) 404-7000
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 30, 2008, the shareholders of Fisher Communications, Inc. (“Fisher”) approved, among other things, the Fisher Communications, Inc. 2008 Equity Incentive Plan (the “Plan”) at the annual meeting of shareholders (the “Annual Meeting”). The Plan was previously approved by the board of directors of Fisher (the “Board”) on March 12, 2008, subject to shareholder approval at the Annual Meeting. On April 28, 2008, Fisher announced that the Board had voted that, if approved by shareholders, the Plan would be amended to reduce the number of shares authorized for issuance thereunder from 1,060,000 to 300,000. Accordingly, on April 30, 2008, following approval of the Plan at the Annual Meeting, the Board amended and restated the Plan to reduce the number of authorized shares to 300,000. The following is a summary of the principal provisions of the Plan, as amended and restated. The Plan replaces the Fisher Communications Incentive Plan of 2001, which expired by its terms on April 26, 2008. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, as amended and restated, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
The Compensation Committee of the Board (the “Committee”) will administer the Plan. Under the terms of the Plan, the Committee has the authority to, among other things, select eligible individuals to whom awards are granted, determine the types of awards to be granted and the number of shares of Fisher common stock subject to each award, determine the terms, conditions and provisions of such awards, interpret and administer the Plan and any instrument evidencing an award, notice or agreement executed or entered into under the Plan, and make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
Awards may be granted under the Plan to employees, officers and directors of Fisher and its affiliates as selected by the Committee. However, the Committee currently intends to grant awards under the Plan only to key employees and directors. Under the Plan, the Committee may grant incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units and other stock or cash-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.
The Plan became effective on April 30, 2008, the date of its approval by Fisher’s shareholders, and it will expire (unless sooner terminated by the Board or the Committee) on April 30, 2018. Generally, the Board or the Committee may amend, suspend or terminate all or any portion of the Plan at any time, but such amendment, suspension or termination may not, without the participant’s consent, materially adversely affect any rights under any outstanding award. The Board’s and Committee’s right to amend the Plan is subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rules or regulatory requirements.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Fisher Communications, Inc. Amended and Restated 2008 Equity Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: May 23, 2008	By:	/s/ Jodi A. Colligan

Jodi A. Colligan
Vice President Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fisher Communications, Inc. Amended and Restated 2008 Equity Incentive Plan.